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                         PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT (this "Pledge and Security Agreement"), dated as of October 25, 1994, is made by EQUITY HOLDINGS LIMITED, an Illinois limited partnership (the "Pledgor"), in favor of NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association (the "Bank"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement (as defined below).

                                    RECITALS

         WHEREAS, Pledgor, Equity-EQR, Inc., Equity-ERP, Inc. and Riverside Partners (collectively, the "Borrowers") and the Bank entered into that certain Loan Agreement of even date herewith (the "Loan Agreement");

         WHEREAS, it is a condition precedent to the Bank entering into the Loan Documents that the Pledgor shall have executed and delivered to the Bank, among other things, this Pledge and Security Agreement providing for the pledge to the Bank of, and the grant to the Bank of a security interest in, outstanding shares of capital stock owned by the Pledgor; and

         WHEREAS, Pledgor reasonably expects to benefit, directly or indirectly, from its execution and delivery of this Pledge and Security Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Bank to make the Loan under the Loan Agreement, the Pledgor and the Bank hereby agree as follows:

                                   AGREEMENT

         SECTION 1. Pledge and Grant of Security Interest. As collateral security for all of the Pledgor Obligations (as defined in Section 2 hereof), the Pledgor hereby pledges and assigns to the Bank and grants to the Bank a continuing security interest in the following (collectively, the "Pledged Collateral):

                 (a) Pledged Shares. All of the issued and outstanding shares of stock set forth on Schedule 1 attached hereto and all certificates representing such shares and all options and other rights, contractual or otherwise, with respect thereto collectively the "Pledged Shares"); and

                 (b) Proceeds. All proceeds and products of the Pledged Collateral, however and whenever acquired and in whatever form.

                 Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that the Pledgor may from time to time hereafter deliver additional shares of stock
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         to the Bank as collateral security for the Pledgor Obligations.
         Upon delivery to the Bank, such additional shares of stock shall be deemed to be part of the Pledged Collateral and shall be subject to the terms of this Pledge and Security Agreement whether or not
         Schedule 1 is amended to refer to such additional shares.

         SECTION 2. Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Pledgor Obligations"):

                 (a) Payment. The prompt payment by the Borrowers, as and when due and payable, of the Obligations and all other amounts owing from time to time by the Borrowers to the Bank;

                 (b) Performance By Borrower. The due performance and observance by the Borrowers of all others obligations from time to time existing with respect to the Loan Agreement, the Note, and any other Loan Document; and

                 (c) Performance by Pledgor. The due performance and observance by the Pledgor of its obligations under this Pledge and Security Agreement.

         SECTION 3. Delivery of the Pledged Collateral.

                 (a) All certificates representing the Pledged Shares shall be delivered to the Bank simultaneously with or prior to the execution and delivery of this Pledge and Security Agreement. All other certificates and instruments constituting Pledged Collateral shall be delivered to the Bank promptly upon the receipt thereof by or on behalf of the Pledgor. Prior to delivery to the Bank, all such certificates and instruments shall be held by or on behalf of the Bank pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in each case with appropriate guaranties of signature, all in form and substance satisfactory to the Bank.

                 (b) Financing Statements. The Pledgor shall execute and deliver to the Bank such UCC financing statements as reasonably requested by the Bank.

         SECTION 4. Pledgor's Representations and Warranties. The
         Pledgor represents and warrants the following:

                 (a) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of others. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any person.

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                 (b)      Title. The Pledgor has good and indefeasible title to
         the Pledged Collateral and will at all times be the legal and beneficial owner of the Pledged Collateral free and clear of any lien, adverse claim, security interest or other charge or encumbrance except for the security interest created by this Pledge and Security Agreement.

                 (c) Exercising of Rights. The exercise by the Bank of its rights and remedies hereunder will not contravene any law or governmental regulation or any contractual restriction binding on or affecting the Pledgor or any of its property.

                 (d) Pledgor's Authority. No authorization, approval or action by, and no notice or filing with any governmental authority or regulatory body or with the issuer of the Pledged Stock is required either (i) for the pledge made by the Pledgor or for the granting of the security interest by the Pledgor pursuant to this Pledge and Security Agreement; or (ii) for the exercise by the Bank of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

                 (e) Valid Security Interest. This Pledge and Security Agreement creates a valid security interest in favor of the Bank in the Pledged Collateral. The taking possession by the Bank of the certificates representing the Pledged Shares and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Bank's security interest in the Pledged Shares and in all other Pledged Collateral represented by such certificates and instruments securing the Pledgor Obligations. Except as set forth in this Section 4(e), no action is necessary to perfect or otherwise protect such security interest.

                 (f) Litigation. No litigation or governmental proceeding is pending or threatened against Pledgor or any of its assets which if adversely determined would have a material adverse effect on the Pledged Collateral or the Pledgor's performance under this Pledge and Security Agreement or any other Loan Document.

                 (g) Issuer. The Pledgor is not an "issuer" with respect to the Pledged Stock, as such term is defined in the Securities Act of 1933, as amended, nor is it a subsidiary of the "issuer" of the Pledged Stock.


                 (h) Ownership. The Pledged Stock has been beneficially owned by the Pledgor for more than three years, the Pledgor has continued to "hold" the Pledged Shares (as such term is used pursuant to Rule 144 of the Securities Act of 1933, as amended) since the date of acquisition, and, if the Pledged Stock was acquired by purchase, the purchase price was paid in full on the date it was acquired.


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         SECTION 5. Covenants as to the Pledged Collateral. So long as any of the Pledgor Obligations shall remain outstanding, the Pledgor shall, unless the Bank shall otherwise consent in writing, do the following:

                 (a) Notices. The Pledgor shall promptly notify the Bank of (i) any lien, security interest, encumbrance, or claim made or threatened against the Pledged Collateral; and (ii) the occurrence or existence of any Event of Default, (as defined hereunder) or the occurrence or existence of any condition or event that, with the giving of notice of lapse of time or both, would be an Event of Default.

                 (b) Books and Records. The Pledgor shall mark its books and records to reflect the security interest granted to the Bank pursuant to this Pledge and Security Agreement.

                 (c) Examination. Upon reasonable notice, the Pledgor shall permit the Bank and its representatives to examine, inspect and copy Pledgor's books and records at any reasonable time and as often as the Bank desires.

                 (d) Copies of Notices. The Pledgor shall, at its expense, promptly deliver to the Bank (i) a copy of each notice or other communication received by it that is likely to affect in any material respect the Bank's security interest in the Pledged Collateral or the value of the Pledged Collateral; (ii) copy of any Form 144 filed by the Pledgor with respect to a sale or a sales of the stock of the issuer of the Pledged Stock owned by the Pledgor and (iii) any and all reports and other information received by the Pledgor as owner of the Pledged Stock, including, without limitation, any annual or quarterly reports, whether on Form 10-Q, Form 10-K or otherwise.

                 (e) Defense of Title. The Pledgor shall, at its expense, warrant and defend title to and ownership of the Pledged Collateral and the security interest created hereby against the claims of all persons, and the Pledgor will maintain and preserve such security interest at all times as contemplated by this Pledge and Security Agreement and the Loan Agreement.

                 (f) Further Assurances. The Pledgor shall, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary, desirable or that the Bank may reasonably request in order to (i) perfect and protect this security interest created hereby; (ii) enable the Bank to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, including, if necessary, completing and forwarding a Form 144 to the United States Securities and Exchange Commission; and (iii) otherwise effect the purposes of the Pledge and Security Agreement, including, without limitation


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         and if requested by the Bank, delivering to the Bank irrevocable proxies in respect of the Pledged Collateral.

                 (g) Sale of Pledged Collateral. The Pledgor shall not sell, assign, exchange or otherwise dispose of any of the Pledged Collateral or any interest therein.

                 (h) Encumbrances. The Pledgor shall not create or allow to exist any lien, security interest or other encumbrance upon or with respect to any of the Pledged Collateral except for the pledge hereunder and the security interest created hereby.

                 (i) Amendments. The Pledgor shall not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral other than pursuant hereto.

                 (j) Actions. The Pledgor shall not take or fail to take any action that would impair in any material respect the value of or the enforceability of the Lenders' security interest in any of the Pledged Collateral.

                 (k) Compliance with Securities Laws. The Pledgor shall file all reports and other information now or hereafter required to be filed with the United States Securities and Exchange Commission and any other state or federal agency in connection with its ownership of the Pledged Collateral.

                 (l) Nature of Business. The Pledgor shall not engage in any business other than the ownership of stock and the pledge of such stock to secure debt incurred.

SECTION 6. Rights of the Bank.

                 (a) Power of Attorney. The Pledgor hereby irrevocably appoints the Bank and any officer or agent thereof the Pledgor's attorney-in-fact and proxy, with full power of substitution for and on behalf and in the name of the Pledgor or otherwise, during the existence of an Event of Default (as defined herein), in the Bank's discretion, to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purpose of this Pledge and Security Agreement, and, without limiting the generality of the foregoing, hereby gives the Bank the power and right on behalf of the Pledgor and in its own name to do any of the following, without notice to or consent of, Pledgor:

                          (i) to demand, sue for, collect or receive in the name of the Bank, any money or property at any time payable or receivable on account of, or in exchange for, any of the Pledged Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances,


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                 money orders, or any other instruments for the payment of
                 money under the Pledged Collateral;

                          (ii) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral;

                          (iii) to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Bank or as the Bank shall direct;

                          (iv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

                          (v) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

                          (vi) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any part thereof and to enforce any other right in respect of any Pledged Collateral;

                          (vii) to defend any suit, action or proceeding brought against the Pledgor with respect to any Pledged Collateral;

                          (viii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate; and

                          (ix) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the bank may determine.

         This power of attorney is a power coupled with an interest and shall be irrevocable. The Bank shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Bank in this Pledge and Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Bank shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on


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         the Bank solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

                 (b) Performance by the Bank of Pledgor's Obligations. If the Pledgor fails to perform any agreement or obligation contained herein, the Bank itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Bank incurred in connection therewith shall be payable by the Pledgor pursuant to
         Section 9 hereof.

                 (c) Assignment by the Bank. The Bank may from time to time assign the Pledgor Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Bank under this Pledge and Security Agreement in relation thereto.

                 (d) The Bank's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Bank hereunder, the Bank shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and the Bank shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgor. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Bank accords its own property, it being understood that the Bank shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Bank has or is deemed to have knowledge of such matters; or
         (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                 (e)      Voting Rights in Respect of the Pledged Collateral.

                          (i) So long as no Event of Default (as defined herein) shall have occurred and be continuing, the Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge and Security Agreement or the Agreement;

                          (ii)    Upon the occurrence and during the
                 continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph
                 (i) of this Section shall cease and all such rights shall thereupon become vested in the Bank which

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                 shall thereupon have the sole right to exercise such voting and other consensual rights.

        (f)      Dividend Rights in Respect of the Pledged Collateral.

                          (i) So long as no Event of Default shall have occurred and be continuing, the Pledgor may receive and retain any and all dividends or interest paid in respect of the Pledged Collateral.

                          (ii) Upon the occurrence and during the continuance of an Event of Default:

                                  (A) all rights of the Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon be vested in the Bank which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                                  (B)      all dividends and interest payments
                          which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section shall be received in trust for the benefit of the Bank, shall be segregated from other property or funds of the Pledgor, and shall be forthwith paid over to the Bank as Pledged Collateral in the exact form received, to be held by the Bank as Pledged Collateral and as further collateral security for the Pledgor Obligations.

        (g) Release of Collateral. The Bank may release any of the Pledged Collateral from this Pledge and Security Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral (all as more fully described in the Loan agreement) without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge and Security Agreement as to the Pledged Collateral not expressly released or substituted, and this Pledge and Security Agreement shall continue as a first priority lien, security interest, pledge and charge on all Pledged Collateral not expressly released or substituted when any of the Pledgor Obligations remain outstanding with respect to the Banks.

SECTION 7. Events of Default.

                 The occurrence of any of the following shall be an Event of Default hereunder ("Event of Default"):

                 (a) Loan agreement. An event which under the Loan Agreement would constitute an Event of Default;

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                 (b)      Performance by Pledgor. Failure on the part of the
         Pledgor in the timely performance or observance of any covenant, obligation or liability contained herein and such failure shall continue unremedied for a period of 30 days after the Pledgor becomes aware thereof; or

                 (c) Representation and Warranties. Proof that any warranty, representation or statement made or furnished to the Bank by or on behalf of the Pledgor herein was false in any material respect when made or furnished.

         SECTION 8. Remedies Upon Default.
         If any Event of Default shall have occurred and be continuing:

                 (a) Rights and Remedies. The Bank may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party on default under the Uniform Commercial Code then in effect in the State of North Carolina or any other applicable law.

                 (b) Sale of Pledged Collateral. Without limiting the generality of this Section and without notice, except as specified below, the Bank may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Bank may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. The Bank may, in such event, bid for the purchase of such securities. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (c) Private Sale. Pledgor recognizes that the Bank may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Bank may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and

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         other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Bank shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Chicago, Illinois (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the Uniform Commercial Code as then in effect in the State of North Carolina, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and the Bank may, in such event, bid for the purchase of such securities.

                 (d) Retention of Pledged Collateral. The Bank may, after providing the notices required by Section 9.505 of the Uniform Commercial Code in effect in the State of North Carolina or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain the Pledged Collateral in satisfaction of the Pledgor Obligations. Unless and until the Bank shall have provided such notices, however, the Bank shall not be deemed to have retained any Pledged Collateral in satisfaction of any Pledgor Obligations for any reason.

                 (e) Application of Proceeds. All cash proceeds received by the Bank in respect to any sale, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied as follows:

                          (i) First, to repayment of the reasonable costs and expenses, including reasonable attorneys fees and legal fees, incurred by the Bank in connection with (A) the custody, preservation, use or operation of, or the sale of, collection from, or the other realization upon any Pledged Collateral,
                 (B) the exercise or enforcement of any of the rights of the Bank hereunder, and (C) the failure of the Pledgor to perform or observe any of the provisions hereof;

                          (ii) Second, at the option of the Bank, to the payment or other satisfaction of any liens and other encumbrances upon any of the Pledged Collateral;

                          (iii) Third, to the reimbursement of the Bank for the amount of any obligations of the Pledgor paid or discharged by the Bank pursuant to the provisions of this Pledge and security Agreement or the Agreement;




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
                          (iv) Fourth, to the satisfaction of the Pledgor Obligations; and

                          (v) Fifth, the surplus proceeds, if any, to the Pledgor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

                 (g) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Bank is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Loan Agreement for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Bank to collect such deficiency.

         SECTION 9. Indemnity and Expenses.

                 (a) Indemnity. The Pledgor agrees to indemnify the Bank from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge and Security Agreement, including without limitation, enforcement of this Pledge and Security Agreement, except claims, losses and liabilities resulting from the Bank's gross negligence or willful misconduct, as determined by a court of appropriate jurisdiction in a final judgment not subject to appeal or review, or resulting from a breach by the Bank of regulations or other restrictions governing the Bank.

                 (b) Payment. The Pledgor will, upon demand, pay to the Bank the amount of any and all costs and expenses, including the reasonable fees and disbursements of the Bank's counsel, and of any experts and agents, which the Bank may incur in connection with (i) the administration of this Pledge and Security Agreement; (ii) the custody, use or operation of, or the sale of, collection from, or other realization upon any Pledged Collateral; (iii) the exercise or enforcement of any of the rights of the Bank hereunder; or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof, except expenses resulting from the Bank's gross negligence or willful misconduct, as determined by a court of appropriate jurisdiction in a final judgment not subject to appeal or review.

         SECTION 10. Notices.

         All notices and other communications provided for hereunder shall be deemed effective if in writing and delivered in conformance with Section 7.01 of the Loan Agreement.




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SECTION 11. Miscellaneous.

                 (a) Amendments; Continuation of Security Interests. No amendment of any provision of this Pledge and Security Agreement shall be effective unless it is in writing and signed by the Pledgor and the Bank, and no waiver of any provision of this Pledge and Security Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Bank, and then such waiver or consent will be effective only in the instance and for the specific purpose for which given.

                 (b) No Waivers; Cumulative Remedies. No failure on the part of the Bank to exercise, and no delay in exercising any right hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise and any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Bank and the Lenders provided herein and in the Loan Agreement are accumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

                 (c) Severability. Any provision of this Pledge and Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or effecting the validity or enforceability of such provision in any other jurisdiction.

                 (d) Agreement in Full Force; Successors and Assigns. This Pledge and Security Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full or release of the Pledgor Obligations; and (ii) be binding on the Pledgor and permitted assigns and shall inure, together with all rights and remedies of the Bank hereunder to the benefit of the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing, the Bank may assign or otherwise transfer this Pledge and Security Agreement to any other person, and such other person shall thereupon become vested with all of the benefits and respect thereof granted to the Bank herein or otherwise. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without prior written consent of the Bank.

                 (e) Satisfaction of Obligations. Upon the Satisfaction in full of the Pledgor Obligations, this Pledge and Security Agreement (and the security interest created hereby) shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. The Bank shall, upon the Pledgor's request and at the Pledgor's expense (i) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof;

         and (ii) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such determination.

                 (f) Headings. The headings, captions and agreements used in this Pledge and Security Agreement are for convenience only and shall not affect the interpretation of this Pledge and Security Agreement.

                 (g) Obligations Absolute. The obligations of Pledgor under this Pledge and Security Agreement shall be absolute and unconditional and shall not be released, discharged, reduced or in any way impaired by any circumstance whatsoever, including without limitation, any amendment, modification, extension or renewal of this Pledge and Security Agreement, the Pledgor Obligations, any document or instrument evidencing, securing or otherwise relating to the Pledgor Obligations, any release, subordination or impairment of the Pledged Collateral, any waiver, consent, extension, indulgence, compromise, settlement or other action or inaction in respect of this Pledge and Security Agreement, the Pledgor Obligations, the Pledged Collateral or any document or instrument evidencing, securing, or otherwise relating to the Pledgor Obligations, or any exercise or failure to exercise any right, remedy, power or privilege in respect to the Pledgor Obligations.

                 (h)      Governing Law; Venue.

                          (a) THIS PLEDGE AND SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Pledge and Security Agreement may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Pledge and Security Agreement, Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Pledgor further irrevocably consents to the service of process out of any the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 7.01 of the Loan Agreement, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right the Bank to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Pledgor in any other jurisdiction.

                          (b) Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge and Security Agreement brought in the courts referred to in subsection (a) hereof and hereby irrevocable waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient form.

                 (i) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS PLEDGE AND SECURITY AGREEMENT HEREBY IRREVOCABLE WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT
         OF OR RELATING TO THIS PLEDGE AND SECURITY AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                    [remainder of page intentionally blank]

         The Pledgor has caused this Pledge and Security Agreement to be duly executed and delivered, as of the date first above written.


                                            EQUITY HOLDINGS LIMITED, an Illinois
                                                   limited partnership

                                                 By: Samuel Zell Revocable Trust
                                                     established under Trust
                                                     Agreement dated
                                                     January 17, 1990
                                                     general Partner


                                                 By: /s/ Samuel Zell
                                                     --------------------
                                                     Samuel Zell, Trustee

                                                 By: Robert H. and Ann Lurie
                                                     Trust established under
                                                     Trust Agreement establish-
                                                     ing the Robert Lurie
                                                     Revocable Trust dated
                                                     December 19, 1989,
                                                     general partner


                                                 By: /s/ Sheli Z. Rosenberg
                                                     ---------------------------
                                                     Sheli Z. Rosenberg, Trustee


Accepted as of October 25, 1994
NATIONSBANK OF NORTH CAROLINA, N.A.
By: /s/ Michael S. Zehfuss
    --------------------------------
Name:  Michael S. Zehfuss
      ------------------------------
Title:  Vice President
      ------------------------------

                                   SCHEDULE 1
                        TO PLEDGE AND SECURITY AGREEMENT

Name of Stock                      Number of Shares                       Certificate Number
Great American Management                  100,000                           SO 0270
and Investment, Inc.,                      100,000                           SO 0271
a Delaware Corporation                     100,000                           SO 0272
                                           100,000                           SO 0273
                                           100,000                           SO 0274
                                           100,000                           SO 0275
                                           100,000                           SO 0276
                                           100,000                           SO 0277